TWELFTH AMENDMENT TO
                         CONNECTICUT NATURAL GAS CORPORATION
                                EMPLOYEE SAVINGS PLAN


               The Connecticut Natural Gas Corporation Employee Savings Plan is hereby amended as follows:

               1. The last sentence of paragraph (a) of Section 2.09 is amended to read as follows:

                    "Effective July 1, 1999, however, the term
               "Compensation" shall include commissions."

               2. The following paragraph (e) is added to Section 3.01, effective July 1, 1999:

                    "(e)  Effective July 1, 1999, each Employee (as defined
               in Section 2.14) who has not previously met the service requirement for eligibility shall be eligible to make salary reduction (CODA) contributions and voluntary unmatched after-tax contributions within the limits prescribed under
               Section 4.01 of the Plan beginning with the last to occur of
               (1) the first payroll period beginning on or after July 1, 1999, or (2) the first payroll period beginning on or after the first day of the month following the Employee's date of employment as an Employee, or (3) the first payroll period beginning on or after the first day of the month following the Employee's attainment of age twenty-one (21). (This provision is intended to include existing Employees who have not yet met the service requirement under the Plan, as well as future hires; the age requirement continues to apply.) Such individuals shall also be eligible to make contributions by way of rollover or direct transfer in accordance with Section 4.12 hereof. The provisions of the Plan regarding elections and changes thereto applicable to Participants generally shall also apply to such individuals. However, notwithstanding anything to the contrary in
               Section 5 or elsewhere in the Plan, such Employees shall not be entitled to begin receiving allocations of matching contributions until the time they are otherwise entitled to participate in the Plan, determined in accordance with the prior provisions of this Section 3.01 and Section 3.04."

               3. For purposes of clarification, paragraphs (a) and (b) of Section 5.01, as amended by the Eighth Amendment, are each amended by the deletion of the word "Compensation" immediately following the word "Participant's" which is contained in said paragraphs and the substitution of the phrase "CODA contributions" in lieu thereof.

               4. The following paragraph (f) is added to Section 5.01, as set forth in the Eighth Amendment, at the end thereof:





                    "(f)  It is the intent of the Company, and the Plan is
               so interpreted, so as to not penalize Participants whose salary reduction (CODA) contributions are required to cease as a result of the limitation under Section 402(g) of the Code (currently $10,000); and accordingly, matching contributions shall continue for such Participants for the balance of the year as determined by the Administrator at the rate of match applicable to such Participant in order that the Participant not be penalized by the timing of such salary reduction (CODA) contributions."

               5. Except as hereinabove modified and amended, the amended and restated Plan (as amended) shall remain in full force and effect.

               IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Twelfth Amendment this 7th day of June, 1999.


          ATTEST:                          CONNECTICUT NATURAL GAS
                                           CORPORATION


          S/ Patricia A. Ouellette         By S/ Jean S. McCarthy
          -----------------------------    ----------------------------------
                                           Its Vice President Human Resources
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